                                                                     EXHIBIT 4-D


                           FIFTH AMENDMENT AND WAIVER
                               TO LOAN AGREEMENT


     FIFTH AMENDMENT AND WAIVER, dated as of March 17, 1995 (this "Fifth Agreement and Waiver"), to LOAN AGREEMENT, dated as of October 31, 1991 (as heretofore amended or modified, the "Loan Agreement"), between GUNDLE ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK OF TEXAS, N.A., formerly known as NCNB TEXAS NATIONAL BANK (the "Bank").

                              W I T N E S S E T H :

     WHEREAS, the Borrower has requested that the Bank waive certain provisions of the Loan Agreement as herein provided, and the Bank has agreed to waive such provisions, but only on the terms and subject to the conditions herein set forth; and

     WHEREAS, the Borrower has requested that the Bank amend the Loan Agreement in the manner set forth below, and the Bank is willing to accede to the requests of Borrower upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:


     1. Definitions. Unless otherwise specifically defined herein, all defined terms used herein shall have their respective meanings set forth in Exhibit A to the Loan Agreement.


     2.  Waivers.

         (a) Limited Waiver of Section 9.c) of the Loan Agreement. The Bank hereby waives any default or Event of Default under Section 9.c) of the Loan Agreement resulting solely from the occurrence on August 31, 1993 of a "prohibited transaction" under Section 406 of ERISA between the Borrower and the Gundle Environmental Systems, Inc. Employee 401(k) Plan and Trust.

         (b) Limited Waiver of Section 10.3) of the Loan Agreement. The Bank hereby waives any default or Event of Default under Section 10.e) of the Loan Agreement resulting solely from the sale by the Borrower of fifty-one percent (51%) of the capital stock of a wholly-owned Subsidiary on August 25, 1994 and consents to such sale.

         (c) Scope of Waivers. The scope of the waivers set forth herein is expressly limited to the actions waived herein and does not extend to any other or future breaches, violations, defaults, or Events of Default under the Loan Agreement or any other documents executed in connection therewith.


     3.  Amendments.

         (a) Amendment of Section 5.c) of the Loan Agreement. Section 5.c) of the Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

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GUNDLE ENVIRONMENTAL SYSTEMS, INC.
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              "c)  Extended Maturity Letters of Credit. Letters of Credit issued may have terms that exceed the Maturity Date, but no such Letter of Credit shall have an expiry date more than 365 days after the Maturity Date. Immediately before the Maturity Date, upon the Bank's request, the Borrower will provide cash collateral for any Letter of Credit with a term exceeding the Maturity Date and will execute all necessary documents such as the Bank's form Assignment of Accounts to grant the Bank a security interest in such cash collateral."

         (b) Amendment of Section 10.k) of the Loan Agreement. Section 10.k) of the Loan Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

              "k) Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth to be less than $41,000,000 plus 25 percent of its Consolidated Net Income for the period from and after September 30, 1994 to and including any date of determination, computed on a cumulative basis for said entire period, provided however, that if the Borrower's Consolidated Net Income for any fiscal year is negative, then the Borrower's Consolidated Net Income for such fiscal year shall be deemed to equal zero for the purposes of this paragraph."

         (c) Amendment of Exhibit A to the Loan Agreement. Exhibit A to the Loan Agreement is hereby amended by deleting in its entirety the definition of "Maturity Date" and substituting in lieu thereof the following definition:

                  " 'Maturity Date' shall mean March 17, 1997."


     4. Representations and Warranties. In order to induce the Bank to execute and deliver this Fifth Amendment and Waiver, the Borrower hereby represents to the Bank that as of the date hereof, each of the representations and warranties set forth in the Loan Agreement are and shall be and remain true and correct (except that the representation and warranty set forth in Section 8.h) shall be deemed to refer to the financial statements of the Borrower dated December 31, 1994) and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, and neither an Event of Default, as defined in the Loan Agreement, nor any event which with the lapse of time or notice or both could become an Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Fifth Agreement and Waiver.


     5. Conditions of Effectiveness. This Fifth Amendment and Waiver shall become effective on the date (the "Effective Date") when, and only when the Bank shall have executed a counterpart of this Fifth Amendment and Waiver and received each of the following in form and substance satisfactory to it:

         (a) counterparts of this Fifth Amendment and Waiver executed by Borrower and consented and agreed to by each of the Guarantors; and

         (b) a promissory note, in the form of Exhibit A attached hereto, in renewal, extension and replacement, but not in novation or discharge of the Note executed by Borrower; and

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GUNDLE ENVIRONMENTAL SYSTEMS, INC.
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         (c)  a duly executed certificate, dated as of the Effective Date, of the Secretary or an Assistant Secretary of the Borrower and each Guarantor as to attached resolutions of the Boards of Directors of Borrower and each Guarantor then in full force and effect authorizing the execution, delivery and performance of each Loan Document to which the Borrower or any Guarantor is a party and the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document to which the Borrower or any Guarantor is a party; and

         (d)  such other documents as Bank may reasonably request.


     6. Continuing Effect of Loan Agreement. This Fifth Amendment and Waiver shall not constitute an amendment or waiver of any provision of the Loan Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Bank except as expressly stated herein. Except as expressly amended and waived hereby, the provisions of the Loan Agreement are and shall remain in full force and effect.


     7. Ratification by Guarantors. Each of the Guarantors hereby acknowledges and agrees that (a) its Guaranty was given for full and fair consideration, direct or indirect, (b) the Guarantors do not have any defense to, right of setoff against, or claims or counterclaims with respect to the Bank or its Guaranty, and (c) its Guaranty is hereby ratified and confirmed and is in full force and effect in favor of the Bank.


     8. Loan Agreement as Amended. All references to the Loan Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Loan Agreement shall be deemed to refer to the Loan Agreement as amended by this Fifth Amendment and Waiver.


     9. Counterparts. This Fifth Amendment and Waiver may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


    10.  GOVERNING LAW.  THIS FIFTH AMENDMENT AND WAIVER SHALL BE
         GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


    11. NOTICE OF FINAL AGREEMENT. THIS FIFTH AMENDMENT AND WAIVER AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
         BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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GUNDLE ENVIRONMENTAL SYSTEMS, INC.
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     IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment and Waiver as of the date and year first above written.


NATIONSBANK OF TEXAS, N.A.


By:   /s/  C. TODD KULP
   -------------------------------
           C. Todd Kulp
          Vice President


GUNDLE ENVIRONMENTAL SYSTEMS, INC.


By:     /s/  ROGER J. KLATT
   -------------------------------
             Roger J. Klatt
      Senior Vice President, CFO




     EXECUTED BY THE UNDERSIGNED GUARANTORS AS OF THE DATE HEREOF FOR THE PURPOSE OF ACKNOWLEDGING AND EVIDENCING THEIR CONSENT AND
AGREEMENT TO THE TERMS HEREOF.


GUNDLE LINING SYSTEMS, INC.


By:     /s/  ROGER J. KLATT
   -------------------------------

Its:      Sr. V.P. -- CFO
    ------------------------------


GUNDLE LINING CONSTRUCTION CORP.


By:     /s/  ROGER J. KLATT
   -------------------------------

Its:      Sr. V.P. -- CFO
    ------------------------------


GUNDLE VENTURES, INC.


By:     /s/  ROGER J. KLATT
   -------------------------------

Its:      Sr. V.P. -- CFO
    ------------------------------



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                                                                     PAGE 4 OF 4

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                                  EXHIBIT A

                       REVOLVING CREDIT PROMISSORY NOTE

$20,000,000                      Houston, Texas                 March 17, 1995

     FOR VALUE RECEIVED, on or before March 17, 1997, the undersigned, referred to herein as the "Borrower", promises to pay to the order of NationsBank of Texas, N.A. (formerly known as NCNB Texas National Bank), referred to herein as the "Bank", the principal sum of TWENTY MILLION AND N0/100 DOLLARS ($20,000,000), or so much thereof as may from time to time be advanced, together with interest accrued on the unpaid balance hereof, as set forth below.

     1. Loan Agreement. This Note is the Note referred to in the Loan Agreement dated October 31, 1991 (as heretofore amended or modified, the "Loan Agreement") between the Borrower and the Bank, and is entitled to the benefits and subject to the terms thereof. This Note is executed in renewal, extension and replacement, but not in novation or discharge of, that certain Revolving Credit Promissory Note dated January 18, 1994, in the principal amount of $20,000,000, executed by Borrower, payable to the order of the Bank. Reference is made to the Loan Agreement for a statement of the rights and obligations of the Borrower, and a statement of the terms and conditions under which the line of credit represented by this Note is being made available to the Borrower. Unless the context hereof otherwise requires or provides, the capitalized terms used herein shall have the same meanings as provided therefor in the Loan Agreement.

     2. Interest Rates. The unpaid principal amount of this Note shall, at the option of the Borrower, bear interest as Prime Rate Advances, Agreed Rate Advances, and LIBOR Advances.

     3. Payment of Interest. Interest hereunder shall be payable as provided for in the Loan Agreement.

     4. Payment of Principal. The outstanding principal balance of this Note shall be due and payable as provided for in the Loan Agreement.

     5. Past-Due Principal and Interest. Any and all payments of principal or (to the extent allowed by law) interest, or both, which are not made when they are due and payable under this Note shall bear interest as provided for in the Loan Agreement.

     6. Default. If default is made in the payment of any installment of principal or interest under this Note, promptly when the same shall be due and payable hereunder, or if there is any Event of Default under the Loan Agreement, then the Bank shall have the right and option, without giving notice, to declare the unpaid balance of the principal and accrued but unpaid interest on this Note at once due and payable, and to exercise any and all of the rights and remedies provided to Bank under this Note, the Loan Agreement, and applicable law. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7. Waiver. The Borrower, sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and, except as specifically provided for in the Loan Agreement, all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any release of any parties primarily or secondarily liable hereon, (c) agree that the Bank shall not be required first to institute suit or exhaust its remedies hereon against the Borrower, or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     8. Attorneys' Fees. If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or if it is collected through a bankruptcy or any other court after maturity, then the Bank shall be entitled to reasonable attorneys' fees and court costs for collection.

     9. Limitation of Agreements. As provided for in the Loan Agreement, the amount paid or agreed to be paid to the Bank for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in the Loan Agreement shall not exceed the maximum amount permissible under applicable law, as now existing or as hereafter amended.

     10. Governing Law and Venue. This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the United States of America and by the substantive internal laws of the State of Texas, and is performable in Harris County, Texas.

     11. Binding Effect. This Note shall be binding upon and inure to the benefit of the Borrower, its legal representatives, successors and assigns, and shall inure to the benefit of the Bank and its legal representatives, successors and assigns.

     12. Miscellaneous. The Note may not be changed, amended or modified orally. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of the Bank. Time is of the essence with respect to all of the Borrower's obligations and agreements under this Note. Wherever used, the words "Bank" and "Borrower" shall be deemed to include the respective successors and assigns of the Bank and of the Borrower. Chapter 15 of the Texas Credit Code, TEX. REV. CIV. STAT. ANN. art. 5069 - Chapter 15, shall not apply to this Note.

     THIS NOTE AND THE RELATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





                                   GUNDLE ENVIRONMENTAL SYSTEMS, INC.,
                                   a Delaware Corporation


                                   By:  /s/  ROGER J. KLATT
                                       ---------------------------------------
                                        Roger J. Klatt
                                        Senior Vice President, CFO